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                       RELEASE OF IRREVOCABLE PROXY
                        (COUPLED WITH AN INTEREST)

  KNOW ALL MEN BY THESE PRESENTS: that RONALD H. COLE ("Cole") for and in consideration of good and valuable consideration the receipt of which is hereby acknowledged by his signature, does hereby fully release, terminate, cancel, acquit and forever discharge 40,000 shares of Brown Disc Products Company, Inc. ("BD") stock from that certain Irrevocable Proxy (Coupled With An Interest) dated September 7, 1995 (the "Proxy"), a copy of which is attached hereto as Exhibit "A", for the benefit of Angenette N. Rider ("Rider"), which Release shall become effective immediately.

  Cole shall cause the Secretary of BD to reissue to Rider on the dates specified above, a certificate or certificates evidencing 40,000 shares which shares will not contain any restrictive legend upon delivery to counsel for BD of the certificate currently representing the shares.

  The terms of this Release are contractual in nature and shall bind and benefit Rider and Cole, and their respective heirs, personal representatives, successors and assigns.

  In the event of any dispute between Rider and Cole concerning this Release, or in the event of any action to enforce this Release or to collect damages on account of any breach of the obligation provided for herein, the prevailing party shall be entitled to recover from the other party, all costs and expenses, including reasonable attorney's fees, incurred in such litigation as well as all additional costs of collecting any judgement rendered in such action.

  DATED this 24th day of April, 1996.


                                    /s/  Ronald H. Cole
                                    ----------------------
                                    RONALD H. COLE